Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Enters Into Definitive Agreement to Sell Its Waterworks Business Unit to Clayton, Dubilier & Rice

ATLANTA, GA — June 6, 2017 — HD Supply Holdings, Inc. (NASDAQ:HDS) (“HD Supply”) today announced that it has entered into a definitive agreement to sell its Waterworks business unit, the nation’s largest distributor of water, sewer, storm and fire protection products, to Clayton, Dubilier & Rice for a purchase price of $2.5 billion in cash.  The transaction is expected to close in HD Supply’s third fiscal quarter of 2017 subject to customary regulatory approvals.

“After a detailed evaluation, we determined that a sale of our Waterworks business unit to Clayton, Dubilier & Rice is in the best interests of our Waterworks associates and HD Supply stockholders,” said Joe DeAngelo, HD Supply Chairman, President & CEO. “This significant strategic transaction will further simplify and focus HD Supply on our highest value creation opportunities, accelerate debt reduction, create additional cash to enable next generation growth investments and innovation as well as return cash to HD Supply stockholders.”

Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday June 6th, 2017 at 8:00 a.m. (Eastern Time) to discuss both its first-quarter fiscal 2017 results and the Waterworks transaction.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Advisors

Goldman Sachs & Co, LLC served as financial advisor and King & Spalding served as legal counsel to HD Supply on the transaction.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 530,000 customers with leadership positions in maintenance, repair and operations, infrastructure and specialty construction sectors. Through approximately 500 locations across 48 states and six Canadian provinces, the company’s approximately 14,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

About Clayton, Dubilier & Rice

Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since inception, CD&R has managed the investment of more than $22 billion in 72 companies representing a broad range of industries with an aggregate transaction value of more than $100 billion. The firm has offices in New York and London. For more information, visit www.cdr-inc.com.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs, assumptions, and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K for the fiscal year ended January 29, 2017, filed on March 14, 2017, our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2017, and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.